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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Preliminary Information Statement
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☐	Definitive Information Statement

Altice USA, Inc. (Name of Registrant As Specified In Its Charter)

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 NOTICE OF ACTIONS BY WRITTEN CONSENT OF HOLDERS OF
NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER
OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF ALTICE USA, INC.

Dear Altice USA, Inc. Stockholders:

        The enclosed Information Statement is being distributed to the holders of record of Class A common stock and Class B common stock of Altice USA, Inc., a Delaware corporation ("Altice USA" or the "Company"), as of the close of business on October 31, 2018, the date established by our Board of Directors (the "Board") as the record date (the "Record Date"), under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        The purpose of the enclosed Information Statement is to inform you of actions taken by written consent of Next Alt S.à r.l. ("Next Alt"). As of the close of business on the Record Date, Next Alt beneficially owned 116,285,288 shares of Class A common stock and 190,564,792 shares of Class B common stock representing 42.9% of the total outstanding capital stock and 83.7% of the total voting power of the outstanding capital stock of Altice USA. The enclosed Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the "DGCL").

        On November 2, 2018, the Company's Board of Directors approved an amendment to the Altice USA 2017 Long Term Incentive Plan (the "Plan"), which was subsequently approved by our stockholders holding a majority of the voting power of our capital stock by written consent on November 15, 2018. The written consent approved the adoption of the amendment to the Plan, which increases the maximum aggregate number of shares that may be issued for all purposes under the Plan to 19,879,291 shares. The full text of the amendment to the Plan is attached to this Information Statement as Exhibit A (the "Amendment"). The summary of the principal features of the Plan included in this Information Statement is qualified in its entirety by reference to the full text of the Plan incorporated herein by reference to Exhibit 99.1 on Form S-8, filed on December 20, 2017.

        The accompanying Information Statement, which describes the Amendment in more detail and provides our stockholders with other important information, is being furnished to you for informational purposes only pursuant to Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder.

        Under the DGCL, our certificate of incorporation and our bylaws, stockholder action may be taken by written consent. The written consent was sufficient to approve the Amendment and no other stockholder approval is required or necessary.

        The accompanying Information Statement will be first mailed to stockholders on or about November [    •    ], 2018. Under Rule 14c-2 of the Exchange Act, the Amendment will not be effective until at least 20 days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS NOTICE AND THE ENCLOSED INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DAVID CONNOLLY Executive Vice President, General Counsel and Secretary

 INFORMATION STATEMENT

 WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

PURPOSE OF INFORMATION STATEMENT

        This Information Statement advises stockholders of Altice USA, Inc. ("Altice USA" or the "Company") of actions taken by written consent (the "Stockholder Written Consent") of Next Alt S.à r.l. ("Next Alt"). Next Alt holds a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled as of October 31, 2018, the date established by our Board of Directors (the "Board") as the record date (the "Record Date"), to vote in general meetings.

GENERAL OVERVIEW OF ACTIONS

        On November 2, 2018, our Board approved an amendment to our 2017 Long Term Incentive Plan (the "Plan"), which was subsequently approved by our stockholders holding a majority of the voting power of our capital stock by written consent on November 15, 2018. The written consent approved the adoption of the amendment to the Plan, which increases the maximum aggregate number of shares of our Class A common stock, par value $0.01 per share (the "Shares"), that may be issued for all purposes under the Plan, by 10,000,000 shares from 9,879,291 to 19,879,291 shares (the "Amendment"). The action taken by the Board with respect to the approval of the Amendment was subsequently approved on November 15, 2018 by our stockholders holding approximately 83.7% of the total voting power of the outstanding capital stock of Altice USA as of the Record Date. The full text of the Amendment is attached to this Information Statement as Exhibit A.

REASONS FOR AND GENERAL EFFECT OF THE AMENDMENT

        In reviewing our compensation practices, including in light of various evolving market practices, as well as to enhance the Company's flexibility to make awards, our Board determined to make the above change to the Plan. In addition, the Amendment increasing the number of Shares authorized for issuance under the Plan ensures our ability to continue to grant stock options and other awards, which are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Our employees are valued assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals.

        All necessary corporate approvals in connection with the amendment of our Plan to effect the Amendment have been obtained. This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Exchange Act and the DGCL, of this corporate action. Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be effective until 20 days after the date this definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of our stockholders as of the Record Date. Therefore, this Information Statement is being sent to you for informational purposes only.

Summary of the Plan

        The following summary of the principal features of the Plan included in this Information Statement is qualified in its entirety by reference to the full text of the Plan, which is incorporated by reference into this Information Statement. Other than the proposed amendments to the number of Shares available under the Plan, the terms of the Plan remain unchanged. Capitalized terms not defined in this summary shall have the meaning given in the Plan.

Background and Purpose of the Plan

        The Plan is intended to promote our long-term success and to increase shareholder value by providing officers, employees and consultants of the Company and any of its affiliates with incentives to contribute to our long-term growth and profitability, and to assist us in attracting and retaining the best available officers, employees and consultants for positions of substantial responsibility. The increase in authorized Shares under the Amendment will enable us to continue to be able to make awards thereunder.

Eligibility and Administration

        Awards may be granted to officers, employees and consultants, including all of our approximately 12,105 employees and seven non-executive directors, as of November 5, 2018. The Plan will be administered by our Board, or if delegated by the Board, the Compensation Committee (the "Committee") of the Board or any other committee appointed from time to time by the Board to administer the Plan, subject to the provision of the stockholders' agreement that requires prior written approval of Next Alt for the establishment and modification of certain remuneration arrangements. The Plan is currently being administered by the Committee.

        Except to the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter. But only the Committee itself can make awards to participants who are the Company's executive officers or directors.

        Subject to applicable law, the terms of the Plan and the stockholders' agreement, the Committee has full power and authority to, among other things, select eligible participants, to grant awards in accordance with the Plan, to determine the number of Shares subject to each award or the cash amount payable in connection with an award and determine the terms and conditions of each award, including, without limitation, those related to term, permissible methods of exercise, vesting, cancellation, forfeiture, payment, settlement, exercisability, performance periods, performance targets, and the effect or occurrence, if any, of a participant's termination of employment, separation from service or leave of absence with the Company, or any of its affiliates or of a change of control.

Authorized Shares

        The maximum aggregate number of Shares currently authorized pursuant to the Plan is 9,879,291 Shares. Upon the effectiveness of the Amendment, the aggregate number of Shares that may be issued pursuant to awards under the Plan shall increase to 19,879,291 Shares. Shares issued pursuant to awards under the Plan may be either authorized and unissued Shares, Shares held by the Company in its treasury, or a combination thereof. As of November 5, 2018, options to purchase 7,196,322 Shares were outstanding, 2,682,969 Shares remained available for grant, and no options had been exercised. As of November 5, 2018, the outstanding options were exercisable at a per share exercise price ranging from $16.775 to $20.375, or a weighted average per share exercise price of $17.50.

        The number of Shares remaining available for issuance shall be reduced by the number of Shares subject to outstanding awards and, for awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the award. For purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to awards under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that are settled through the issuance of consideration other than Shares (including, without limitation, cash) will be added back to the Shares available for the grant of awards; provided, however, that this provision will not be applicable with respect to (i) the cancellation of a stock appreciation right granted in tandem with an option upon the exercise of the option or (ii) the cancellation of an option granted in tandem with a stock appreciation right upon the exercise of the stock appreciation right. In addition, (i) the number of Shares that are tendered by a participant or withheld by the Company to pay the exercise price of an award or to satisfy the tax withholding obligations in connection with the vesting, exercise or settlement of an award and (ii) the number of Shares subject to an option or stock appreciation right but not issued or delivered as a result of the net settlement of such option or stock appreciation right will be added back to the Shares available for the grant of awards. No participant may be granted under the Plan in any fiscal year awards covering more than the number of Shares equal to 50% of the maximum Shares that may be issued under the Plan.

Awards

        Awards under the Plan may consist of options, restricted shares, restricted share units, stock appreciation rights, performance stock, performance stock units and other awards. Any award may be granted singly or in combination or tandem with any other award, as the Committee may determine. The Committee will set the vesting criteria applicable to each award, which, depending on the extent to which the criteria are met, will determine the extent to which the award becomes exercisable or the number of Shares or the amount of cash that will be distributed or paid out to the participant with respect to the award. The Committee may set vesting criteria based upon the achievement of specified Company-wide, business unit, or individual goals (including, but not limited to, continued employment or provision of services), or any other basis determined by the Committee in its discretion. The terms and conditions of each award will be set forth in an award document in a form approved by the Committee. The award document will contain terms and conditions not inconsistent with the Plan. The Committee may at any time following grant (i) accelerate the vesting, exercisability, lapse of restrictions, settlement or payment of any award, (ii) eliminate the restrictions and conditions applicable to an award or (iii) extend the post-termination exercise period of an outstanding award (subject to the limitations of Section 409A of the Internal Revenue Code).

        The Committee may, upon the earning and vesting of an outstanding award, provide participants with the right to receive dividends or payments equivalent to dividends or interest with respect to such award, which payments can either be paid currently or deemed to have been reinvested in Shares (to the extent compliant with applicable laws, including Section 409A of the Internal Revenue Code), and can be made in Shares, cash or a combination thereof, as the Committee may determine. No dividends or dividend equivalents will be paid with respect to options or stock appreciation rights. In the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary stock or cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below fair market value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan, the Committee will adjust the number and kind of Shares authorized for issuance and the number and kind of Shares subject to any outstanding award and the exercise price per share, if any, under any outstanding award, as the Committee deems necessary, in order to preserve the benefits or potential benefits intended to be made available to participants.

Stock Options

        A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options pursuant to stock option agreements. The Committee will determine the number of Shares covered by each option.

        The exercise price of the Shares subject to each option is set by the Committee but generally cannot be less than 100% of the fair market value on the date of grant. Currently, the Committee has determined that the fair market value for purposes of the Plan is calculated based on the volume weighted average trading price of a share of Class A common stock of the Company on the New York Stock Exchange as reported on by the New York Stock Exchange (or, if not so reported, as reported by a successor reporting service selected by the Company) for the 30-day period immediately preceding the grant date of any award granted under the Plan. Stock options granted under the Plan will vest at the rate specified in the stock option agreements. A stock option granted under the Plan generally cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each stock option at the time of grant. The exercise price per Share of an incentive stock option will be fixed by the Committee at the time of grant or will be determined by a method specified by the Committee at the time of grant. No incentive stock option may be issued to any individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, unless (i) the exercise price is at least 110% of the fair market value on the date of grant of the Shares subject to such incentive stock option and (ii) the incentive stock option is not exercisable more than five years from the date of grant. The aggregate fair market value of the Shares, determined on the grant date, covered by incentive stock options, which first become exercisable by any participant during any calendar year, may not exceed $100,000. Any grants in excess of this limit shall be treated as nonqualified stock options. Additionally, the Committee may grant nonqualified stock options that contain an "early exercise" feature that provides a participant with the right (but not the obligation) to immediately exercise such portion of the stock option for Shares that will be subject to the same vesting schedule as the underlying stock option.

        The exercise price of the Shares subject to each option may be paid, among other means, in cash or cash equivalents, by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the stock option, a combination of cash and Shares equal in value to the exercise price, through net share settlement or similar procedure involving the withholding of Shares subject to the stock option with a value equal to the exercise price, or by such other means as the Committee may authorize. The Committee may provide that in-the-money stock options will be exercised automatically, with no action required on the part of a participant, using a net share settlement or similar procedure immediately (or shortly) before their scheduled expiration date where participants are precluded from using other methods of exercise due to legal restrictions or company policy (including policies on trading in Shares).

Stock Appreciation Rights

        Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the Committee. The Committee may grant stock appreciation rights in tandem with options or as stand-alone awards. Each stock appreciation right is subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee and as set forth in the applicable award document, including the per share grant price of the stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. An award of a stock appreciation right entitles a participant to receive, upon satisfaction of the conditions to payment specified in the applicable award document, an amount equal to the excess, if any, of the fair market value of a Share on the exercise date of the number of Shares for which the stock appreciation right is exercised over the per share grant price for such stock appreciation right specified in the applicable award document. Payments to a participant upon exercise of a stock appreciation right may be made in cash or Shares, as determined by the Committee on or following the date of grant. The Committee may provide that in-the-money stock appreciation rights will be exercised automatically, with no action required on the part of a participant, immediately (or shortly) before their scheduled expiration date where participants are precluded from otherwise exercising such stock appreciation rights due to legal restrictions or Company policy (including policies on trading in Shares).

Restricted Shares and Restricted Share Units

        Restricted share awards are granted pursuant to restricted share award agreements adopted by the Committee. An award of restricted shares consists of one or more Shares granted or sold to a participant, and is subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee as specified in the applicable award document. Restricted shares may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

        Restricted share units are granted pursuant to restricted share units agreements adopted by the Committee. Restricted share units represent a promise to deliver Shares, or an amount of cash or property equal to the underlying Shares, at a future date. A restricted share unit entitles a participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable award document, one or more Shares. Restricted share units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. If and when the cancellation provisions lapse, the restricted share units will be settled by the delivery of Shares or, at the sole discretion of the Committee, cash, or a combination of cash and Shares, with a value equal to the fair market value of the Shares at the time of payment.

Performance Stock and Performance Stock Units

        The Committee may grant performance stock or performance stock units to participants. An award of performance stock or performance stock units consists of, or represents a right to receive, a target amount of Shares granted to participants based on the achievement of performance goals selected by the Committee, in its discretion, over the applicable performance period, and is subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the award and specified in the applicable award document. Payments to a participant in settlement of an award of performance stock or performance stock units may be made in cash or Shares, as determined by the Committee on or following the date of grant.

Other Awards

        The Committee has the authority to establish the terms and provisions of other forms of awards that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. Such awards may be made subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

Change in Control

        In the event of a "change in control," the Committee, in its sole discretion, may take any action it deems necessary or desirable with respect to any award that is outstanding, including, without limitation: (a) the acceleration of the vesting, settlement and/or exercisability of an award; (b) the payment of a cash amount in exchange for the cancellation of an award; (c) the cancellation of options and/or stock appreciation rights without the payment of consideration therefor if the exercise price of such options and/or stock appreciation rights equals or exceeds the price paid for a share in connection with the "change in control"; and/or (d) the issuance of substitute awards that substantially preserve the value, rights and benefits of any affected awards.

Limited Transferability of Awards

        A participant's rights and interests under the Plan, including any award previously made to such participant or any amounts payable under the Plan may not be assigned, pledged, or transferred, except, in the event of the participant's death, to a designated beneficiary in accordance with the Plan, or in the absence of such designation, by will or the laws of descent or distribution or, except in the case of an incentive stock option, pursuant to a domestic relations order. The Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an award, other than an incentive stock option, for no consideration to a permitted transferee.

Amendment and Termination of the Plan

        The Board may at any time terminate or, from time to time, amend, modify or suspend the Plan. No termination, amendment, modification or suspension will be effective without the approval of our stockholders if such approval is required under applicable laws, rules and regulations, including the rules of the NYSE and such other securities exchanges, if any, as may be designated by the Board from time to time. The Board has broad authority to amend the Plan or any Award under the Plan without the consent of a participant to the extent it deems necessary or desirable, including to comply with, or take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, including without limitation, to avoid, in the reasonable, good faith judgment of the Company, the imposition on any participant of any tax, interest or penalty under Section 409A of the Internal Revenue Code, or to take into account unusual or nonrecurring events or market conditions (including, without limitation, events that affect changes in capitalization).

Summary of U.S. Federal Income Tax Consequences

        The following summary of tax consequences to the Company and to Plan participants is not intended to be used as tax guidance to participants in the Plan. It relates only to U.S. federal income tax and does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the Plan, particularly in jurisdictions outside the United States. In addition, this summary is as of the date of this prospectus; federal income tax laws and regulations are frequently revised and may be changed again at any time. Therefore, each participant is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the Plan.

  •
  Stock Options and Stock Appreciation Rights.  The grant of an option or stock appreciation right will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. When disposing of shares acquired by exercise of an incentive stock option before the end of the statutory incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.

  •
  Other Awards.  Other awards under the Plan generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or the time that the risk of forfeiture lapses.

  •
  Company Deduction.  The Company is generally entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options, stock appreciation rights or other awards, but not for amounts (i) the participant recognizes as capital gain and (ii) over $1 million paid to certain "covered employees" under 162(m), except for grandfathered arrangements under Section 162(m). Thus, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option statutory holding periods.

Changes in Capitalization

        In the event of certain specified changes in capitalization set forth in the Plan, the number and kind of shares of Class A common stock authorized for issuance under the Plan and the individual limits will be equitably adjusted in the manner deemed necessary by the Committee to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. Unless otherwise determined by the Committee, such adjusted awards will be subject to the same restrictions and vesting or settlement schedules to which the underlying awards are subject (subject to the limitations of Section 409A of the Internal Revenue Code).

New Plan Benefits

        The Committee has not made any determination to make future grants to any participants under the Plan as of the date of this Information Statement. As such, new benefits that will be awarded or paid under the Plan are not currently determinable.

VOTES REQUIRED

        Our Board is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders. The vote which was required to approve and adopt the Amendment was the affirmative vote of the holders of a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled as of the Record Date to vote generally in an election of directors.

        Holders of our Class A common stock are entitled to one vote per share of Class A common stock. Holders of our Class B common stock are entitled to 25 votes per share of Class B common stock.

        Section 228 of the Delaware General Corporation Law and Article VIII, Section (3) of the Existing Charter provide that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted.

        As of the close of business on the Record Date, the Company had 502,612,620 shares of our Class A common stock and 213,038,953 shares of our Class B common stock outstanding. Of those shares, 116,285,288 shares of Class A common stock and 190,564,792 shares of Class B common stock, representing 42.9% of the total outstanding capital stock and 83.7% of the total voting power of the outstanding capital stock, approved and adopted the Amendment pursuant to the Stockholder Written Consent.

 SECURITY AUTHORIZED FOR ISSUANCE UNDER THE PLAN

        The following table sets forth certain information as of December 31, 2017 with respect to the Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (A)	Weighted-Average Exercise Price of Outstanding Options (B)	Number of Securities Remaining Available for Future issuance Under Equity Compensation Plans (Excluding Securities Reflected on Column (A))(1)
Equity compensation plans approved by stockholders:
2017 Long Term Incentive Plan	5,110,747	$17.45	4,768,544
Equity compensation plans not approved by stockholders:
None	—	—	—
Total:	5,110,747	$17.45	4,768,544

(1)
This Information Statement provides for an additional increase of shares from 9,879,291 to 19,879,291 shares, which increase is not reflected in the above table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our outstanding common stock as of the Record Date by (i) each person or group of affiliated persons known to us to be the beneficial owner of more than 5% of our common stock, (ii) each named executive officer and each director and (iii) all of our executive officers and directors as a group.

	Shares Beneficially Owned
	Class A		Class B
					% Total Voting Power
Name of Beneficial Owner	Number	%	Number	%
5% Stockholders(1)
Drahi Entities(2)(3)(4)	116,285,288	23.2%	190,564,792	89.5%	83.7%
Canada Pension Plan Investment Board(5)	42,265,874	8.4%	—	0.0%	0.7%
BC Partners LLP(6)	65,219,767	13.0%	—	0.0%	1.1%
Named Executive Officers and Directors(7)
Dexter Goei(8)(9)	3,770,980	0.8%	5,177,434	2.4%	2.3%
Charles Stewart(9)(10)	981,273	0.2%	—	0.0%	0.0%
Abdelhakim Boubazine(9)(11)	1,971,650	0.4%	42,180	0.0%	0.1%
Lisa Rosenblum	148,037	0.0%	—	0.0%	0.0%
David Connolly	141,558	0.0%	—	0.0%	0.0%
Patrick Drahi(2)(4)(12)	116,285,288	23.2%	190,564,792	89.5%	83.7%
Gerrit Jan Bakker	42,753	0.0%	—	0.0%	0.0%
Manon Brouillette	—	0.0%	—	0.0%	0.0%
Dennis Okhuijsen(9)	74,500	0.0%	477,224	0.2%	0.2%
Jérémie Bonnin(9)	138,104	0.0%	884,665	0.4%	0.4%
Raymond Svider	—	0.0%	—	0.0%	0.0%
Mark Mullen	7,000	0.0%	—	0.0%	0.0%
All executive officers and directors as a group (12 persons)	116,624,636	23.2%	190,564,792	89.5%	83.7%

(1)
5% stockholders have the same applicable voting rights as other holders of Class A common stock and Class B common stock.

(2)
Mr. Drahi is the sole indirect controlling shareholder of Next Alt. As of the Record Date, Next Alt holds a controlling interest in the outstanding share capital and voting rights of Altice Europe. Altice Europe maintains a one-tier board of four executive board members, including Mr. Drahi, and two non-executive board members. The executive board members are appointed by stockholders at the general meeting at the binding nomination of Next Alt. A personal holding company controlled by the family of Mr. Drahi is an executive board member of Altice Europe. Mr. Drahi holds shares through personal holding companies, including Next Alt. Altice Europe owns a controlling interest in CVC 3 B.V. ("CVC 3"). Mr. Drahi may be deemed to beneficially own the 6,668,259 shares of Class A common stock owned by CVC 3.

(3)
The principal address for the personal holding companies controlled by Mr. Drahi or his family is 5 rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and the principal address for Altice Europe and CVC 3 is Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands.

(4)
Altice USA and Next Alt have entered into an agreement (the "Holding LP voting agreement") pursuant to which Next Alt is granted proxy to vote the shares of Altice USA common stock held by Neptune Holding US LP ("Holding LP"). Next Alt has also entered into voting agreements (the "Concert Group voting agreements") with certain current and former officers and directors of Altice USA and Altice Europe and its consolidated subsidiaries (such officers and directors, collectively, the "Concert Group") with respect to all shares of Altice USA common stock they own. Certain members of the Concert Group, including Mr. Drahi, have scheduled vesting events whereby shares of Class A common stock currently held by Holding LP will be distributed to those certain individuals within the next 60 days. Shares in respect of such conversions do not increase the beneficial ownership of the Drahi Entities or Mr. Drahi because such shares are already included in their beneficial ownership because the shares are currently held by Holding LP. Pursuant to the Concert Group voting agreements and the Holding LP voting agreement, Mr. Drahi (through entities controlled directly or indirectly by him or his family (including Next Alt, Uppernext S.C.S.p. and A4 S.A.)) controls Altice USA.

(5)
Pursuant to Schedule 13G filed on February 12, 2018, the amount reported consists of shares beneficially owned, as of December 31, 2017, by Canada Pension Plan Investment Board ("CPPIB") with shared voting authority over 42,265,874 shares and sole investment authority over 8 shares. CPPIB is overseen by a board of directors. None of the directors of the board of directors has sole voting or dispositive power with respect to the shares of Altice USA common stock beneficially owned by CPPIB. The address of CPPIB is One Queen Street East, Suite 2500, Toronto, ON, M5C 2W5. CPPIB holdings disclosed herein are based on amounts disclosed pursuant to Section 16 of the Exchange Act.

(6)
Pursuant to Schedule 13G filed on February 12, 2018, the amount reported consists of shares beneficially owned, as of December 31, 2017, by CIE Management IX Limited with shared voting authority over 65,219,767 shares and sole investment authority over 0 shares. CIE Management IX Limited, which is an entity under common control with BC Partners LLP, is the ultimate general partner of, and has investment control over the Class A common stock held by the funds commonly known as BC European Capital IX—1 LP through 11 LP and BC European Capital—Suddenlink Co-Investment 1 through 6 LP, and has investment control over the Class A common stock held by BC European Capital IX Limited. CIE Management IX Limited is also the ultimate control party of SuddenVision S.a.r.l. CIE Management IX Limited may, therefore, be deemed to have shared voting and investment power over Class A common stock beneficially owned by each of these entities. Because CIE Management IX Limited is managed by a board of directors, no individuals have ultimate voting or investment control (as determined by Rule 13d-3) over the shares that may be deemed beneficially owned by CIE Management IX Limited. The principal address of CIE Management IX Limited is Heritage Hall, Le Marchant Street, St. Peter Port, Guernsey, GY1 4HY, Channel Islands.

(7)
The address for these persons is c/o Altice USA, Inc., 1 Court Square West, Long Island City, NY 11101.

(8)
Mr. Goei holds shares individually and through personal holding companies. Includes 368,014 shares of Class A common stock (estimated based on information available on the Record Date) subject to Class C Units that are scheduled to vest in the next 60 days. Mr. Goei has pledged 1,408,242 of his shares of Class A common stock and 2,194,592 of his shares of Class B common stock to secure a loan with a financial institution.

(9)
This individual is party to a Concert Group voting agreement.

(10)
Mr. Stewart has pledged 450,000 of his shares of Class A common stock to secure a loan with a financial institution. Includes 325,676 shares of Class A common stock (estimated based on information available on the Record Date) subject to Class C Units that are scheduled to vest in the next 60 days.

(11)
Includes 325,676 shares of Class A common stock (estimated based on information available on the Record Date) subject to Class C Units that are scheduled to vest in the next 60 days.

(12)
The shares of Class A and Class B common stock reported as beneficially owned by Mr. Drahi are the same shares of Class A and Class B common stock reported as beneficially owned by the Drahi Entities.

EFFECTIVENESS OF CORPORATE ACTION

        Under Rule 14c-2 of the Securities Exchange Act of 1934, as amended, the Amendment will not be effective until at least 20 days after this Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

DISSENTERS' RIGHTS OF APPRAISAL

        Delaware law does not provide for dissenters' rights or similar rights of appraisal in connection with the corporate action described in this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS ACTED UPON

        The officers and directors of the Company have potential interest in the matters acted upon pursuant to the Stockholder Written Consent in their respective roles as officers or directors of the Company and to the extent of their eligibility to receive awards under the Plan affected by the terms of the Amendment as participants in the Plan.

INCORPORATION BY REFERENCE

        A copy of our Plan (incorporated by reference to Exhibit 99.1 to our Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "SEC") on December 20, 2017) and our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2017 (collectively, the "Form 10-K"), which includes the disclosure required by Item 402 and 407 of Regulation S-K and the Company's financial statements and notes thereto included on Form 8-K filed on May 21, 2018 (that recasts certain consolidated financial information primarily related to the adoption of certain accounting standards), which have been filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference into this Information Statement. You can obtain a copy of the Form 10-K and Plan from the SEC, as set forth in the penultimate section of this Information Statement. Alternatively, we will promptly deliver to you, without charge, a copy of the Form 10-K and Plan upon oral request at (516) 803-2300 or written request at 1 Court Square West, Long Island City, NY 11101.

DISTRIBUTION AND COSTS

        The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. We do not contemplate that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our common stock held of record by such persons, and we will not reimburse them for their expenses incurred in connection therewith.

        Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders upon written request at the address noted above. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon oral request at (516) 803-2300 or written request at 1 Court Square West, Long Island City, NY 11101.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the periodic reports, proxy statements and other information we file with the SEC at the SEC's public reference room maintained at 100 F. Street N.E., Room 1580, Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site's Internet address is www.sec.gov. Copies of these documents may also be obtained by writing to our address provided above.

OTHER MATTERS

        This Information Statement is dated November 19, 2018. You should not assume that the information contained in this Information Statement is accurate as of any date other than the date above, unless expressly provided, and the mailing of this Information Statement to stockholders on or about November [    •    ], 2018, or on any date thereafter, does not create any implication to the contrary.

DAVID CONNOLLY Executive Vice President, General Counsel and Secretary
Dated: November 19, 2018

 EXHIBIT A

Amendment No. 1

To the

Altice USA 2017 Long Term Incentive Plan

        This Amendment No. 1 (the "Amendment") to the Altice USA 2017 Long Term Incentive Plan (the "Plan") is made effective as of the [    •    ] day of November, 2018, by Altice USA, Inc., a Delaware corporation (the "Company").

        The Amendment was approved by the Board of Directors of the Company on November 2, 2018 and by a majority of the stockholders of the Company on November 15, 2018.

        1.    Amendment to Section 5(a).    The first sentence of Section 5(a) of the Plan is deleted and replaced with the following:

          (a)    Plan Limit.    Subject to adjustment in accordance with Section 14, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be equal to 19,879,291.

        2.    Continued Effect.    Except as set forth herein, the Plan shall remain unchanged and in full force and effect, and the forms of stock option award agreements and any outstanding award agreements under the Plan shall effectively adopt the amendments herein, as applicable.

A-1

QuickLinks

NOTICE OF ACTIONS BY WRITTEN CONSENT OF HOLDERS OF NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF ALTICE USA, INC.
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
PURPOSE OF INFORMATION STATEMENT
GENERAL OVERVIEW OF ACTIONS
REASONS FOR AND GENERAL EFFECT OF THE AMENDMENT
VOTES REQUIRED
SECURITY AUTHORIZED FOR ISSUANCE UNDER THE PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EFFECTIVENESS OF CORPORATE ACTION
DISSENTERS' RIGHTS OF APPRAISAL
INTEREST OF CERTAIN PERSONS IN MATTERS ACTED UPON
INCORPORATION BY REFERENCE
DISTRIBUTION AND COSTS
WHERE YOU CAN FIND MORE INFORMATION
OTHER MATTERS
  EXHIBIT A
Amendment No. 1 To the Altice USA 2017 Long Term Incentive Plan